SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC 20549


                              FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


                 NATIONWIDE FINANCIAL SERVICES, INC.
       (Exact name of registrant as specified in its charter)


             Delaware                         31-1486870
    (State of incorporation or      (I.R.S. employer identification
          organization)                          no.)


       One Nationwide Plaza
          Columbus, Ohio                         43215
 (Address of principal executive              (zip code)
             offices)



 If this Form relates to the        If this Form relates to the
 registration of a class of debt    registration of a class of debt
 securities and is effective        securities and is to become
 upon filing pursuant to General    effective simultaneously with
 Instruction A(c)(1) please         the effectiveness of a
 check the following box.   / /     concurrent registration
                                    statement under the Securities
                                    Act of 1933 pursuant to General
                                    Instruction A(c)(2) please
                                    check the following box.   / /


 Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class          Name of each exchange on which
       to be so registered          each class is to be registered

      Class A Common Stock,          New York Stock Exchange, Inc.
      par value $.01 per share


 Securities to be registered pursuant to Section 12(g) of the Act:


                                None
                          (Title of class)


Item 1.   Description of Registrant's Securities to be Registered.

          Nationwide Financial Services, Inc., a corporation organized under the laws of the State of Delaware (the
"Registrant"), is applying for registration of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock").
The description of the Class A Common Stock which is set forth under the caption "Description of Capital Stock" contained in the preliminary prospectus that has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as part of Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-18527) is incorporated herein by reference.


Item 2.   Exhibits.

          The Class A Common Stock is to be listed on the New York Stock Exchange, Inc. ("NYSE"). Pursuant to Instruction II as to exhibits, the following exhibits are included with each copy of this registration statement to be filed with the NYSE.

     Exhibit Number                Exhibit

         1. Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-18527) filed with the
                    Commission on February 19, 1997.

         2.         None.

         3.         None.

         4.1        Restated Certificate of Incorporation of the
                    Registrant.

         4.2        Restated Bylaws of the Registrant.

         4.3 Form of Intercompany Agreement among Nationwide Financial Services, Inc., Nationwide Mutual
                    Insurance Company and Nationwide Corporation.

         5.         Form of Certificate for shares of Class A Common
                    Stock

         6.         None.


                              SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              NATIONWIDE FINANCIAL SERVICES, INC.


                              By:  /s/ Gordon E. McCutchan
                                   Gordon E. McCutchan
                                   Executive Vice President
                                     Law and Corporate Services
                                     and Secretary

Dated:  February 28, 1997